EXHIBIT 31.1

CERTIFICATIONS

I, Francisco D. Salva, certify that:

(1)	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Azitra, Inc.; and

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

AZITRA, INC.

Date: April 29, 2024	By:	/s/ Francisco D. Salva
Francisco D. Salva, Chief Executive Officer
(Principal Executive Officer)